                                                                     Exhibit 4.5

                           MIKOHN GAMING CORPORATION

                          105,000 Units Consisting of
              $105,000,000 11.875% Senior Secured Notes due 2008
                  and 105,000 Common Stock Purchase Warrants

                              PURCHASE AGREEMENT
                              ------------------

                                                                 August 15, 2001

JEFFERIES & COMPANY, INC.
CIBC WORLD MARKETS CORP.

c/o Jefferies & Company, Inc.
11100 Santa Monica Boulevard
10th Floor
Los Angeles, California 90025

Ladies and Gentlemen:

          Mikohn Gaming Corporation, a Nevada corporation (the "Issuer"), hereby agrees with you as follows:

          1. Issuance of Securities. The Issuer proposes to issue and sell to Jefferies & Company, Inc. and CIBC World Markets Corp. (each an "Initial Purchaser" and, together, the "Initial Purchasers"), and the Initial Purchasers propose to purchase, 105,000 units (the "Units"), each consisting of $1,000 aggregate principal amount at maturity of the Issuer's 11.875% Senior Secured Notes due 2008, Series A (the "Series A Notes") and one warrant (a "Warrant") initially exercisable to purchase four shares of the Issuer's common stock, par value $.10 per share, together with the associated rights ("Common Stock"), subject to the terms and conditions set forth herein. The Series A Notes will be issued pursuant to an indenture (the "Indenture"), to be dated as of the Closing Date (as defined below), among the Issuer, the Guarantors (as defined below) and Firstar Bank, N.A., as trustee (the "Trustee"). The Series A Notes and the Series B Notes (as defined below) issuable in exchange therefore are collectively referred to herein as the "Notes." The Notes will be fully and unconditionally guaranteed (the "Guarantees") as to payment of principal, interest, premium, if any, and Liquidated Damages (as defined in the Indenture), if any, on a senior basis, jointly and severally, by each of the entities listed on Schedule A hereto (each a "Guarantor" and collectively the "Guarantors").

          The obligations under the Notes and the Guarantees will be secured by security interests in or pledges of (the "Security Interests") certain assets (the "Collateral") of the Issuer, the Guarantors and certain of the Issuer's other subsidiaries (collectively, the "Grantors"), as set forth in the Offering Circular (as defined below). Such assets will include substantially all of the assets of the Issuer and the Subsidiaries (as defined below), subject to certain exceptions and excluding the Excluded Assets (such as, among others, exceptions for "deposit accounts," as defined in the Uniform Commercial Code of the State of New York; assets subject to legal, regulatory or contractual restrictions on pledges which are not subject to Sections 9-406(d), 9-407(a), 9-408(a) or 9-

409(a) of the Uniform Commercial Code of the State of New York or any other relevant jurisdiction; and assets subject to the Uniform Commercial Code of the State of New York which may not be perfected by the filing of a Uniform Commercial Code financing statement).

     The Warrants will be issued pursuant to a warrant agreement (the "Warrant Agreement"), to be dated as of the Closing Date, between the Issuer and Firstar Bank, N.A., as warrant agent (the "Warrant Agent"). The shares of Common Stock issuable upon exercise of the Warrants are referred to herein, collectively, as the "Warrant Shares." The Units, the Notes, the Guarantees, the Warrants and the Warrant Shares are referred to herein, collectively, as the "Securities." Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Indenture or Warrant Agreement, as applicable.

     The Units will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the "Act"). The Issuer and the Guarantors have prepared a preliminary offering circular, dated July 31, 2001 (the "Preliminary Offering Circular"), relating to the offer and sale of the Series A Notes, and a final offering circular, dated August 15, 2001 (the "Offering Circular"), relating to the offer and sale of the Units (the "Offering").

     Upon original issuance thereof, and until such time as the same is no longer required under the Indenture, the Warrant Agreement or the applicable requirements of the Act, the Units, the Series A Notes, the Warrants and the Warrant Shares shall bear the following legend:

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY PRIOR TO THE DATE THAT IS TWO YEARS (OR SUCH SHORTER PERIOD THAT MAY HEREAFTER BE PROVIDED UNDER RULE 144(k) PROMULGATED UNDER THE SECURITIES ACT AS PERMITTING RESALES BY NON-AFFILIATES OF RESTRICTED SECURITIES WITHOUT RESTRICTION) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) (THE "RESALE RESTRICTION TERMINATION DATE") EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER

     TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO FOREIGN PERSONS THAT OCCUR IN OFFSHORE TRANSACTIONS AND WITHOUT DIRECTED SELLING EFFORTS WITHIN THE MEANINGS OF SUCH TERMS AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT,
     (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS PURCHASING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF ANY U.S. STATE OR ANY OTHER APPLICABLE JURISDICTION. THE HOLDER OF THIS SECURITY AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

     2. Agreements to Sell and Purchase. On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions hereof, the Issuer shall issue and sell to the Initial Purchasers (and, in order to induce the Initial Purchasers to purchase the Units, the Grantors shall grant the Security Interests), and the Initial Purchasers agree, severally and not jointly, to purchase from the Issuer, the number of Units set forth opposite the name of such Initial Purchaser on Schedule C hereto at a purchase price equal to $930.89 per Unit.

     The parties hereto hereby agree that, for Federal income and all other tax purposes, (i) the issue price per $1,000 stated principal amount of each Note shall be $944.33 and (ii) the issue price per Warrant shall be $16.56.

     3. Terms of Offering. The Initial Purchasers have advised the Issuer that the Initial Purchasers will make offers to sell (the "Exempt Resales") some or all of the Units purchased by the Initial Purchasers hereunder on the terms set forth in the Offering Circular, as amended or supplemented, solely to (a) persons whom the Initial Purchasers reasonably believe to be "qualified institutional buyers" as defined in Rule 144A under the Act ("QIBs") purchasing for such QIB's own account or for the account of another QIB and (b) a limited number of institutional "accredited investors," as defined in Rule 501(a)(1),
(2), (3) or (7) under the Act ("Accredited Investors" and, together with QIBs, "Eligible Initial Purchasers").

     Holders of the Units (including subsequent transferees) will have the registration rights set forth in the registration rights agreement with respect to the Notes (the "Note Registration Rights Agreement"), and the registration rights agreement with respect to the Warrants (the "Warrant Registration Rights Agreement"), each of which is to be executed on and dated as of the Closing Date. Pursuant to the Note Registration Rights Agreement and the Warrant Registration Rights Agreement, as applicable, (a) the Issuer and the Guarantors will agree, among other things, to file with the Securities and Exchange Commission (the "Commission") (i) a registration statement under the Act (the "Exchange Offer Registration Statement") relating to, among other things, the 11.875% Senior Secured Notes due 2008, Series B, of the Issuer (the "Series B Notes"), substantially identical in all respects to the Series A Notes (except that the Series B Notes shall have been registered pursuant to such registration statement) to be offered in exchange for the Series A Notes (such offer to exchange being referred to as the "Registered Exchange Offer") and the Guarantees thereof, and (ii) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Act (the "Note Shelf Registration Statement") relating to the resale by certain holders of the Series A Notes and
(b) the Issuer will agree, among other things, to file with the Commission, under the circumstances set forth therein, a shelf registration statement pursuant to Rule 415 under the Act (the "Warrant Shelf Registration Statement") relating to the resale of the Warrants and the issuance and resale of the Warrant Shares.

     In addition, in connection with the Offering, (i) the Issuer shall repay on the Closing Date with a portion of the proceeds from the Offering all amounts owed under its existing credit facility with First Source Financial LLP (the "Existing Credit Facility") and all liens granted under or in connection with the Existing Credit Facility will be released; (ii) following the Closing Date, the Issuer anticipates entering into a new credit facility (the "New Credit Facility"); and (iii) in connection with the New Credit Facility, the Trustee and the lender under the New Credit Facility shall enter into an Intercreditor Agreement in a form reasonably satisfactory to the Initial Purchasers, which form shall be attached as an exhibit to the Indenture.

     This Agreement, the Indenture, the Notes, the Guarantees, the Security Documents (as defined below), the Warrants, the Warrant Agreement, the Note Registration Rights Agreement and the Warrant Registration Rights Agreement are hereinafter sometimes referred to collectively as the "Operative Documents." The transactions contemplated by the Operative Documents, including without limitation, (i) the Offering and the application of the proceeds therefrom as described in the Offering Circular, as amended or supplemented, (ii) the repayment of the Existing Credit Facility and (iii) the entry into the New Credit Facility and Intercreditor Agreement, are collectively referred to herein as the "Transactions."

     On the Closing Date, the Grantors will enter into certain security agreements, pledge agreements, mortgages and certain other documents, each in a form reasonably satisfactory to the Initial Purchasers (collectively, the "Security Documents"), that will provide for the grant of the Security Interests in the Collateral to the Trustee, as collateral agent (in such capacity, the "Collateral Agent"), for the benefit of the holders of the Notes. The Security Interests will secure the payment and performance when due of all of the obligations of the Issuer, the Guarantors and the Grantors under the Indenture, the Notes and the Security Documents.

     4. Delivery and Payment. Delivery to the Initial Purchasers of and payment for the Units shall be made at a closing (the "Closing") to be held at 10:00 a.m., New York City time, on August 22, 2001 (the "Closing Date") at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036. The Closing Date and the location of delivery of and the form of payment for the Units may be varied by agreement between the Initial Purchasers and the Issuer.

     The Issuer shall deliver to the Initial Purchasers one or more certificates representing the Units (the "Global Securities") each in definitive form, registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), or such other names as such Initial Purchaser may request upon at least one Business Day's notice to the Issuer, corresponding to the number of Units sold pursuant to Exempt Resales to QIBs and to Accredited Investors, respectively, against payment by the Initial Purchasers of the purchase price therefore by immediately available Federal funds bank wire transfer to such bank account as the Issuer shall designate to the Initial Purchasers at least two Business Days prior to the Closing Date. "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

     The Global Securities in definitive form shall be made available to the Initial Purchasers for inspection at the New York offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036 (or such other place as shall be acceptable to the Initial Purchasers) not later than 9:30 a.m., New York City time, one Business Day immediately preceding the Closing Date.

     5. Agreements of the Issuer and the Guarantors. Each of the Issuer and the Guarantors hereby agrees:

          (a) To (i) advise the Initial Purchasers promptly after obtaining knowledge (and, if requested by the Initial Purchasers, confirm such advice in writing) of (A) the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Securities for offer or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority, and (B) the happening of any event that makes any statement of a material fact made in the Offering Circular untrue or that requires the making of any additions to or changes in the Offering Circular in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, (ii) use their respective reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of any of the Securities under any state securities or Blue Sky laws, and (iii) if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of any of the Securities under any such laws, use their respective reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

          (b) To (i) furnish the Initial Purchasers and those persons identified by the Initial Purchasers to the Issuer, without charge, as many copies of the Preliminary Offering Circular and the Offering Circular, and any amendments or supplements thereto as the Initial

Purchasers may reasonably request and (ii) promptly prepare, upon the Initial Purchasers' request, any amendment or supplement to the Offering Circular that the Initial Purchasers deem to be necessary in connection with Exempt Resales (and the Issuer and the Guarantors hereby consent to the use of the Preliminary Offering Circular and the Offering Circular, and any amendments and supplements thereto, by the Initial Purchasers in connection with Exempt Resales).

          (c) Not to amend or supplement the Offering Circular prior to the Closing Date or for so long as any Initial Purchaser shall hold any Securities, unless the Initial Purchasers shall previously have been advised thereof and shall not have reasonably objected thereto within five Business Days after being furnished a copy thereof.

          (d) So long as any Initial Purchaser shall hold any Securities, (i) if any event shall occur as a result of which, in the reasonable judgment of the Issuer or the Initial Purchasers, it becomes necessary or advisable to amend or supplement the Offering Circular in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Offering Circular to comply with Applicable Law (as defined below), forthwith to prepare an appropriate amendment or supplement to the Offering Circular (in form and substance satisfactory to the Initial Purchasers) so that as so amended or supplemented, (A) the Offering Circular will not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) the Offering Circular will comply with Applicable Law, and (ii) if it becomes necessary or advisable to amend or supplement the Offering Circular so that the Offering Circular will contain all of the information specified in, and meet the requirements of, Rule 144A(d)(4) of the Act, forthwith to prepare an appropriate amendment or supplement to the Offering Circular (in form and substance satisfactory to the Initial Purchasers) so that the Offering Circular, as so amended or supplemented, will contain the information specified in, and meet the requirements of, such Rule.

          (e) To cooperate with the Initial Purchasers and the Initial Purchasers' counsel in connection with the qualification of the Securities under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may request and continue such qualification in effect so long as reasonably required for Exempt Resales, and to file such consents to service of process or other documents as may be necessary in order to effect such qualification; provided, that neither the Issuer nor any Guarantor shall be required in connection therewith to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction where it is not now so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

          (f) Whether or not any of the Transactions are consummated or this Agreement is terminated, to pay (i) all costs, expenses, fees and taxes incident to the performance of the obligations of the Issuer and the Guarantors under this Agreement, including in connection with: (A) the preparation, printing and distribution of the Preliminary Offering Circular and the Offering Circular and all amendments and supplements thereto (including, without limitation, financial statements and exhibits), including the mailing and delivering of copies thereof to the Initial Purchasers and persons designated by them in the quantities specified herein, and all preliminary and final Blue Sky memoranda and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith, (B) the printing, processing and distribution (including, without limitation, word processing and duplication costs) and delivery of, and performance under, each of the Operative Documents and any other agreements or documents in connection with the Offering, or the purchase, sale or delivery of the Securities, (C) the issuance and delivery of the Securities, including the fees and expenses of the Trustee, the Warrant Agent and the Collateral Agent (including fees and expenses of their respective counsel) and the cost of their respective personnel, and all costs and expenses related to the delivery of the Securities to the Initial Purchasers and pursuant to Exempt Resales, including any transfer or other taxes payable thereon, (D) the qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, filing fees and fees and disbursements of the Initial Purchasers' counsel relating to such registration or qualification and memoranda related thereto), (E) the furnishing of such copies of the Preliminary Offering Circular and the Offering Circular, and all amendments and supplements thereto, as may reasonably be requested for use by the Initial Purchasers, and (F) the preparation of the Securities, (ii) all fees and expenses of the counsel and accountants of the Issuer and the Guarantors, (iii) all expenses and listing fees in connection with the application for quotation of the Units, Notes and Warrants in The Portal Market ("PORTAL") of the National Association of Securities Dealers, Inc., (iv) all fees and expenses (including fees and expenses of counsel) of the Issuer in connection with approval of the Securities by DTC for "book-entry" transfer, (v) all fees charged by rating agencies in connection with the rating of the Notes,
(vi) the costs and charges of any transfer agent, registrar and/or depositary (including DTC), (vii) all costs and expenses of the Exchange Offer, any Note Registration Statement and any Warrant Shelf Registration Statement, as set forth in the Note Registration Rights Agreement and the Warrant Registration Rights Agreement, and (viii) all fees and expenses (including reasonable fees and expenses of counsel) incurred by the Initial Purchasers in connection with the preparation, negotiation and execution of the Operative Documents and the consummation of the transactions contemplated thereby and all other costs and expenses incident and necessary to the performance of the obligations of the Issuer and the Guarantors thereunder for which provision is not otherwise made in this section.

          (g) To use the proceeds from the sale of the Units in the manner described in the Offering Circular under the caption "Use of Proceeds."

          (h) To the extent it may lawfully do so, not to insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension, usury or other law, wherever enacted, now or at any time hereafter in force, against the holders of any Securities or that would prohibit or forgive the payment of all or any portion of the principal of or interest on the Notes, or that may affect the covenants or the performance of the Operative Documents (and, to the extent it may lawfully do so, the Issuer hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Warrant Agent in the Warrant Agreement, to the Trustee in the Indenture or to the Collateral Agent in the Security Documents but shall suffer and permit the execution of every such power as though no such law had been enacted).

          (i) To do and perform all things required to be done and performed under the Operative Documents prior to and after the Closing Date (including, without limitation, all things necessary and advisable to obtain (i) the consent of applicable Governmental Authorities (including, without limitation, under applicable gaming laws) to the granting or enforcement of the Security Interests and (ii) on the Closing Date, all termination statements, mortgage releases and other documents necessary to terminate the Liens (as defined in the Indenture) with respect to Indebtedness (as defined in the Indenture) that is being repaid with the net proceeds of the Offering (including without limitation Liens securing borrowings under the Existing Credit Facility) and to terminate the Existing Credit Facility).

          (j) Not to, and to ensure that no affiliate (as defined in Rule 501(b) of the Act) of the Issuer will, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) that would be integrated with the sale of the Securities in a manner that would require the registration under the Act of the sale to the Initial Purchasers or to the Eligible Initial Purchasers of any of the Securities.

          (k) For so long as any of the Securities remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, during any period in which the Issuer and the Guarantors are not subject to
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to make available, upon request, to any holder of the Securities in connection with any sale thereof and any prospective Eligible Initial Purchaser of such Securities from such holder, the information required by Rule 144A(d)(4) under the Act.

          (l) To obtain the approval of DTC for "book entry" transfer of the Notes and the Warrants as Units and as separate securities, and to comply with the representation letters of the Issuer to DTC relating to the approval of the Notes and the Warrants as Units and as separate securities, by DTC for "book entry" transfer.

          (m) To use their respective reasonable best efforts to effect the inclusion of the Units, Notes and Warrants in PORTAL and to use their respective reasonable best efforts to maintain the listing of the Units, Notes and Warrants on PORTAL for so long as the Units, Notes and Warrants, respectively, are outstanding.

          (n) For so long as any of the Securities are outstanding, and whether or not required to do so by the rules and regulations of the Commission, (i) to mail or make generally available as soon as practicable after the end of each fiscal year to the record holders of the Securities a financial report of the Issuer and its subsidiaries on a consolidated basis (and a similar financial report of all unconsolidated subsidiaries, if any), all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of stockholders' equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by the Issuer's independent public accountants and (ii) to mail or make generally available as soon as practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year) to such holders, a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows (and similar financial reports of all unconsolidated subsidiaries, if any) as of the end of and for such period, and for the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year.

          (o) For so long as any of the Securities are held by the Initial Purchasers, and whether or not required to do so by the rules and regulations of the Commission, to furnish to the Initial Purchasers as soon as available copies of all reports or other communications furnished by the Issuer or any of the Guarantors to its security holders or furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Issuer or any of the Guarantors is listed and such other publicly available information concerning the Issuer and/or its subsidiaries as the Initial Purchasers may reasonably request.

          (p) Except in connection with the Registered Exchange Offer or the filing of the Note Shelf Registration Statement or the Warrant Shelf Registration Statement, not to, and not to authorize or permit any person acting on their behalf to, (i) distribute any offering material in connection with the offer and sale of any of the Securities other than the Preliminary Offering Circular and the Offering Circular and any amendments and supplements to the Offering Circular prepared in compliance with Section 5(d) hereof, or (ii) solicit any offer to buy or offer to sell any of the Securities by means of any form of general solicitation or general advertising (including, without limitation, as such terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

          (q) During the period beginning on the date hereof and ending on the Closing Date, not to, directly or indirectly, without the prior consent of the Initial Purchasers, offer, sell, contract to sell, or otherwise dispose (or announce any offer, sale, grant of any option to purchase or other disposition) of any securities of the Issuer (including any Common Stock of the Issuer) or the Guarantors, or any warrants, rights or options to purchase or otherwise acquire Common Stock of the Issuer or securities of the Issuer or any Guarantor substantially similar to any of the Securities (other than (i) the Units, (ii) the Notes and the Guarantees, (iii) the Warrants, (iv) commercial paper issued in the ordinary course of business), and (v) the issuance of Common Stock to holders of employee stock options outstanding prior to the date hereof.

          (r) For so long as the Initial Purchasers shall hold any Securities, to notify the Initial Purchasers promptly in writing if the Issuer or any of its Affiliates becomes a party in interest or a disqualified person with respect to any employee benefit plan. The terms "ERISA," "Affiliates," "party in interest," "disqualified person" and "employee benefit plan" shall have the meanings as set forth in Section 6(bb) hereof.

          (s) (i) From the date hereof until the Closing, use their respective reasonable best efforts to obtain a valid and perfected, first priority Security Interest with respect to each of the assets which is to constitute the Collateral (other than Excluded Assets) and to obtain all permits, certificates, authorizations, approvals, consents, licenses and orders, and make all filings, registrations, declarations or qualifications (collectively, "Consents"), necessary in connection therewith; (ii) from and after the Closing, use their respective commercially reasonable efforts to obtain a valid and perfected, first priority Security Interest with respect to assets of the Issuer and its subsidiaries which do not constitute Closing Date Collateral (as defined below), and to obtain all Consents necessary in connection therewith; provided that in the case of Consents of third parties that are not Governmental Authorities (as defined below)

"commercially reasonable efforts" shall not require the Issuer or the Guarantors to expend money other than the reimbursement of reasonable fees and expenses related thereto; and (iii) in the event that the Issuer enters into the New Credit Facility, obtain a valid and perfected, second priority Security Interest in all of the assets securing the obligations of the Issuer and its subsidiaries under the New Credit Facility (other than Excluded Assets (as defined in the Indenture), but excluding from such definition assets subject to liens securing purchase money indebtedness for which a lien is granted in favor of the lender under a New Credit Facility) which do not constitute Collateral at the time the Issuer enters into such New Credit Facility, and to obtain all Consents necessary in connection therewith.

     6. Representations and Warranties of the Issuer and the Guarantors. The Issuer and each of the Guarantors jointly and severally represent and warrant, as of the date hereof and as of the Closing Date, to the Initial Purchasers that:

          (a) The Preliminary Offering Circular as of its date did not, and the Offering Circular, as of its date does not and as of the Closing Date will not, and each supplement or amendment thereto as of its date will not, contain any untrue statement of a material fact or omit to state any material fact (except, in the case of the Preliminary Offering Circular, for pricing terms and other financial terms intentionally left blank) necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representation and warranty made in this
Section 6(a) shall not apply to any statements or omissions made in reliance on and in conformity with information relating to the Initial Purchasers furnished in writing to the Issuer and the Guarantors by the Initial Purchasers specifically for inclusion in the Preliminary Offering Circular or the Offering Circular. The parties hereto acknowledge that for purposes of this Agreement (including this Section 6(a) and Section 8 hereof) the only information furnished in writing to the Issuer and the Guarantors by the Initial Purchasers specifically for inclusion in the Preliminary Offering Circular or the Offering Circular is the information set forth (i) on the cover page of the Offering Memorandum with respect to the price of the Units, (ii) in the third, fourth and fifth paragraphs on page 117 of the Offering Circular concerning offering the Units for resale by the Initial Purchasers, (iii) in the sixth paragraph on page 117 of the Offering Circular concerning market-making by the Initial Purchasers,
(iv) in the second full paragraph on page 118 of the Offering Circular concerning stabilization by the Initial Purchasers and (v) in the third full paragraph on page 118 of the Offering Circular concerning the affiliation of the Initial Purchasers and their respective affiliates with the Issuer and its affiliates (such information described in the immediately preceding clauses (i) through (v) of this Section 6(a), the "Furnished Information"). No injunction or order has been issued that either (i) asserts that any of the Transactions is subject to the registration requirements of the Act or (ii) would prevent or suspend the issuance or sale of any of the Securities or the use of the Preliminary Offering Circular, the Offering Circular, or any amendment or supplement thereto, in any jurisdiction. Each of the Preliminary Offering Circular and the Offering Circular, as of their respective dates contained, and the Offering Circular as amended or supplemented as of the Closing Date will contain, all the information specified in, and meet the requirements of, Rule 144A(d)(4) under the Act. Except as disclosed in the Offering Circular, there are no related party transactions that would be required to be disclosed in the Offering Circular if the Offering Circular were a prospectus included in a registration statement on Form S-1 filed under the Act.

          (b) When the Notes and the Warrants are issued and delivered pursuant to this Agreement, none of the Securities will be of the same class (within the meaning of Rule 144A under the Act) as any security of the Issuer or the Guarantors that is listed on a national securities exchange registered under
Section 6 of the Exchange Act or that is quoted on a United States automated inter-dealer quotation system.

          (c) Each of the Issuer and its subsidiaries (i) has been duly organized, is validly existing and is in good standing under the laws of its jurisdiction of organization, (ii) has all requisite power and authority to conduct and carry on its business and to own, lease, use and operate its properties and assets as described in the Offering Circular, and (iii) is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of such businesses or the ownership or leasing of such properties requires such qualification or licensing, except where the failure to be so qualified or licensed and in good standing could not, singly or in the aggregate, have a material adverse effect on (A) the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Issuer and the Guarantors, taken as a whole, (B) the ability of any of the Issuer and the Guarantors to perform its obligations under any of the Operative Documents, (C) the enforceability of any of the Security Documents or the attachment, perfection or priority of any of the Security Interests intended to be created thereby in any portion of the Collateral or (D) the validity of any of the Operative Documents or the consummation of any of the Transactions (each, a "Material Adverse Effect").

          (d) Immediately following the Closing, (i) the only direct or indirect subsidiaries of the Issuer will be those entities listed on Schedule B hereto (collectively, the "Subsidiaries"), and (ii) except as set forth in
Schedule 6(d) of the Schedule of Exceptions attached as Exhibit C hereto (the "Schedule of Exceptions"), the Issuer will directly or indirectly beneficially own 100% of the outstanding shares of capital stock or other equity interests of each Subsidiary, free and clear of Liens, except for Liens securing Indebtedness under the Credit Agreement (as defined in the Indenture), and all of such shares of capital stock or other equity interests will be duly authorized and validly issued, fully paid and nonassessable and not issued in violation of, or subject to, any preemptive or similar rights. Except as set forth in Schedule 6(d) of the Schedule of Exceptions, there are no outstanding (x) securities convertible into or exchangeable for any capital stock of the Issuer or any of the Subsidiaries, (y) options, warrants or other rights to purchase or subscribe to capital stock of the Issuer or any of the Subsidiaries or securities convertible into or exchangeable for capital stock of the Issuer or any of the Subsidiaries or (z) contracts, commitments, agreements, understandings, arrangements, undertakings, rights, calls or claims of any kind relating to the issuance of any capital stock of the Issuer or any of the Subsidiaries, any such convertible or exchangeable securities or any such options, warrants or rights. Except as set forth in Schedule 6(d) of the Schedule of Exceptions, immediately following the Closing, the Issuer will not directly or indirectly own any capital stock or other equity interest in any person other than the Subsidiaries.

          (e) All of the outstanding shares of the Issuer's capital stock have been duly authorized and validly issued, are fully paid and nonassessable, were issued in compliance with all applicable federal and state securities laws and all applicable gaming laws and are not subject to, and were not issued in violation of, any preemptive or similar rights. The authorized capital stock of the Issuer conforms in all material respects to the description thereof contained in the

Offering Circular. The table under the caption "Capitalization" in the Offering Circular (including the footnotes thereto) sets forth, as of its date, (x) the actual capitalization of the Issuer on a combined basis, and (y) the pro forma capitalization of the Issuer on a combined basis after giving effect to the Transactions. Except as set forth in such table, immediately following the Closing, none of the Issuer or the Subsidiaries will have any liabilities, absolute, accrued, contingent or otherwise other than (1) liabilities that are reflected in the Financial Statements (defined below), or (2) liabilities incurred subsequent to the date thereof in the ordinary course of business, consistent with past practice, that could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (f) Except as set forth in Schedule 6(f) of the Schedule of Exceptions, there are no contracts, commitments, agreements, arrangements, understandings or undertakings of any kind to which the Issuer or any of the Subsidiaries is a party, or by which any of them is bound, granting to any person the right to require the Issuer or any Guarantor to file a registration statement under the Act with respect to any securities of the Issuer or any Subsidiary or requiring the Issuer or any Subsidiary to include such securities with the Notes and the Guarantees registered pursuant to any Note Registration Statement or the Warrants and Warrant Shares registered pursuant to any Warrant Shelf Registration Statement.

          (g) Each of the Issuer and the Guarantors has all requisite power and authority to enter into, deliver and perform its obligations under the Operative Documents to which it is a party and to consummate the transactions contemplated thereby. Each of the Operative Documents has been duly and validly authorized by the Issuer and each Guarantor that is or will be a party thereto, and this Agreement is, and when executed and delivered on the Closing Date each other Operative Document will be, a legal, valid and binding obligation of the Issuer and each Guarantor that is or will be a party hereto or thereto, enforceable against each such person in accordance with its terms, except to the extent such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding in equity or at law). When executed and delivered, each Operative Document will conform to the description thereof in the Offering Circular. On the Closing Date, the Indenture will conform to the requirements of the Trust Indenture Act of 1939, as amended (the "TIA"), applicable to an indenture that is required to be qualified under the TIA.

          (h) The Series A Notes have been duly and validly authorized by the Issuer for issuance and sale to the Initial Purchasers pursuant to this Agreement and, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms hereof, will be legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except to the extent such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding in equity or at law). The Series B Notes have been duly and validly authorized by the Issuer and, when executed, authenticated and delivered in accordance with the terms of the Indenture and the Note Registration Rights Agreement, will be legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except to the extent such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding in equity or at law). The Notes rank and will rank on a parity with all senior indebtedness of the Issuer that is outstanding on the date hereof or that may be incurred hereafter, and senior to all other indebtedness of the Issuer that is outstanding on the date hereof or that may be incurred hereafter.

          (i) The Guarantee to be endorsed on the Series A Notes by each Guarantor has been duly authorized by each such Guarantor and, on the Closing Date, and will have been executed and delivered by each such Guarantor. When the Series A Notes have been issued, executed and authenticated in accordance with the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Guarantee of each Guarantor endorsed thereon will be entitled to the benefits of the Indenture and will be the valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except to the extent such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding in equity or at law). The Guarantees to be endorsed on the Series A Notes rank and will rank on a parity with all senior indebtedness of the Guarantors that is outstanding on the date hereof or that may be incurred hereafter, and senior to all other indebtedness of the Guarantors that is outstanding on the date hereof or that may be incurred hereafter.

          (j) The Guarantee to be endorsed on the Series B Notes by each Guarantor has been duly authorized by each such Guarantor on the Closing Date, will have been executed and delivered by each such Guarantor. When the Series B Notes have been issued, executed and authenticated in accordance with the Indenture and issued in connection with the Exchange Offer, the Guarantee of each Guarantor endorsed thereon will be entitled to the benefits of the Indenture and will be the valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except to the extent such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding in equity or at law). The Guarantees to be endorsed on the Series B Notes rank and will rank on a parity with all senior indebtedness of the Guarantors that is outstanding on the date hereof or that may be incurred hereafter, and senior to all other indebtedness of the Guarantors that is outstanding on the date hereof or that may be incurred hereafter.

          (k) The Warrants have been duly and validly authorized by the Issuer and, when executed in accordance with the terms of the Warrant Agreement and delivered to and paid for by the Initial Purchasers in accordance with the terms hereof, will be legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except to the extent such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding in equity or at law). The Warrant Shares have been duly and validly authorized for issuance by the Issuer and, when issued in accordance with the terms of the Warrants and the Warrant Agreement, will be validly issued, fully paid and nonassessable, issued in compliance with all applicable federal and state securities laws and all applicable gaming laws and not subject to, and not issued in violation of, any preemptive or similar rights. The Issuer has reserved an aggregate of 420,000 Warrant Shares for issuance upon exercise of Warrants.

          (l) Each of the Issuer and each of the Guarantors has duly and validly authorized the issuance of the Series A Notes, the Guarantees and the Warrants as Units. The Units conform in all material respects to the description thereof contained in the Offering Circular.

          (m) None of the Issuer or the Subsidiaries is (i) in violation of its respective charter or bylaws (collectively, "Charter Documents"), (ii) in violation of any applicable federal, state, local or foreign statute, law or ordinance, or any judgment, decree, rule, regulation or order, including without limitation, the Nevada Gaming Control Act and the rules and regulations promulgated thereunder (collectively, "Applicable Law"), of any government, governmental or regulatory agency or body, court, arbitrator or self-regulatory organization, domestic or foreign, including without limitation, the Nevada Gaming Commission, the Nevada State Gaming Control Board, and the Clark County Liquor and Gaming Licensing Board (each, a "Governmental Authority"), or (iii) in breach of or default under any bond, debenture, note or other evidence of indebtedness, indenture, mortgage, deed of trust, lease or any other agreement or instrument to which any such person is a party or by which any of them or their respective property is bound (collectively, "Applicable Agreements"), other than breaches or defaults that could not, singly or in the aggregate, have a Material Adverse Effect. There exists no condition that, with the passage of time or otherwise, would constitute a violation of such Charter Documents or Applicable Laws or a breach of or default under any Applicable Agreement or result in the imposition of any penalty or the acceleration of any indebtedness, other than breaches, penalties or defaults that could not, singly or in the aggregate, have a Material Adverse Effect. All Applicable Agreements are in full force and effect and are legal, valid and binding obligations, and no default has occurred or is continuing thereunder, other than such defaults that could not, singly or in the aggregate, have a Material Adverse Effect.

          (n) Neither the execution or delivery of the Operative Documents; the performance by the Issuer or the Guarantors of the Operative Documents; nor the consummation of the Transactions shall conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, require the consent of any person (other than consents already obtained) under, result in the imposition of a Lien on any assets of any of the Issuer or any of the Subsidiaries (except pursuant to the Operative Documents), or result in an acceleration of indebtedness under or pursuant to (i) the Charter Documents of the Issuer or the Subsidiaries, (ii) any Applicable Agreement, other than such breaches, violations or defaults that could not, singly or in the aggregate, have a Material Adverse Effect or (iii) any Applicable Law. After giving effect to the Transactions, no Default or Event of Default (each, as defined in the Indenture) will exist.

          (o) No permit, certificate, authorization, approval, consent, license or order of, or filing, registration, declaration or qualification with, any Governmental Authority (collectively, "Permits") and no approval or consent of any other person, is required in connection with, or as a condition to, the execution, delivery or performance of any of the Operative Documents or the consummation of any of the Transactions, other than such Permits (i) as have been made or obtained on or prior to the Closing Date, (ii) as are not required to be made or obtained on or prior to the Closing Date that will be made or obtained when required, or (iii) the failure of which to make or obtain could not, singly or in the aggregate, have a Material Adverse Effect.

          (p) Except as disclosed in the Offering Circular, there is no action, claim, suit, demand, hearing, notice of violation or deficiency, or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), domestic or foreign (collectively, "Proceedings"), pending or threatened, that either (i) seeks to restrain, enjoin, prevent the consummation of, or otherwise challenge any of the Operative Documents or any of the Transactions, or (ii) could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Issuer or the Subsidiaries is subject to any judgment, order, decree, rule or regulation of any Governmental Authority that could, singly or in the aggregate, have a Material Adverse Effect.

          (q) Each of the Issuer and the Subsidiaries has, and is in compliance with the terms and conditions of, all Permits necessary or advisable to own, lease, use and operate the properties and to conduct and carry on the businesses described in the Offering Circular other than those the failure of which to have could not, singly or in the aggregate, have a Material Adverse Effect. All such Permits are valid and in full force and effect. No event has occurred which allows, or after notice or lapse of time would allow, the imposition of any material penalty, revocation or termination by the issuer thereof or which results, or after notice or lapse of time would result, in any material impairment of the rights of the holder of any such Permits. None of the Issuer or the Subsidiaries has any reason to believe that any issuer is considering limiting, conditioning, suspending, modifying, revoking or not renewing any such Permit.

          (r) Immediately following the Closing, each of the Issuer and the Subsidiaries (i) will have good and marketable title, free and clear of all Liens (except for Permitted Liens (as defined in the Indenture)), to all property and assets described in the Offering Circular as being owned by it and
(ii) will enjoy peaceful and undisturbed possession under all leases to which it is a party as lessee.

          (s) Each of the Issuer and the Subsidiaries has all of the assets and properties necessary or required in, or otherwise material to, the conduct of the businesses of each of them as currently conducted, and such assets are in working condition, except where the failure of such assets to be in working condition could not, singly or in the aggregate, have a Material Adverse Effect.

          (t) Each of the Issuer and the Subsidiaries maintains insurance (including self-insurance consistent with prior practice as disclosed in the Offering Circular) adequately covering its properties, operations, personnel and businesses against losses and risks in accordance with customary industry practice. All such insurance is outstanding and duly in force.

          (u) All material tax returns required to be filed by each of the Issuer and the Subsidiaries in any jurisdiction (including foreign jurisdictions) have been filed and all such returns were true, correct and complete in all material respects, and all taxes, assessments, fees and other charges (including, without limitation, withholding taxes, penalties and interest) due or claimed to be due from such entities have been paid, other than those being contested in good faith by appropriate proceedings, or those that are currently payable without penalty or interest and, in each case, for which an adequate reserve or accrual has been established on the books and records of the Issuer or the applicable Subsidiary in accordance with GAAP (as defined below). There are no proposed tax assessments against any of the Issuer and the Subsidiaries that could, singly or in the aggregate, have a Material Adverse Effect. The charges, accruals and reserves on the books and records of each of the Issuer and the Subsidiaries in respect of any tax liability for any tax periods not finally determined are adequate to meet any assessments of tax for any such period.

          (v) Each of the Issuer and the Subsidiaries own, or are licensed under, and have the right to use, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "Intellectual Property") currently used in, or necessary for the conduct of, their businesses, free and clear of all Liens, other than Permitted Liens. Other than any claims that could not, singly or in the aggregate, have a Material Adverse Effect, no claims have been asserted by any person challenging the use of any such Intellectual Property by any of the Issuer and the Subsidiaries or questioning the validity or effectiveness of any license or agreement related thereto, and there is no valid basis for any such claim. To the knowledge of the Issuer and the Subsidiaries, the use of such Intellectual Property by the Issuer and the Subsidiaries will not infringe on the Intellectual Property rights of any other person.

          (w) Each of the Issuer and the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) material transactions are executed in accordance with management's general or specific authorizations, (ii) material transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles of the United States, consistently applied ("GAAP"), and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorizations and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.

          (x) The (i) the audited consolidated financial statements and related notes of the Issuer and its consolidated subsidiaries contained in the Offering Circular (the "Audited Financial Statements") and (ii) the unaudited condensed consolidated financial statements and related notes of the Issuer and its consolidated subsidiaries contained in the Offering Circular (the "Interim Financial Statements" and, together with the Audited Financial Statements, the "Financial Statements") present fairly in material respects the consolidated financial position, results of operations and cash flows of the Issuer and its consolidated subsidiaries, as of the respective dates and for the respective periods to which they apply, and have been prepared in accordance with GAAP and the requirements of Regulation S-X that would be applicable if the Offering Circular were a prospectus included in a registration statement on Form S-1 filed under the Act (the "S-X Requirements"). The summary historical financial data included in the Offering Circular have been prepared on a basis consistent with that of the Financial Statements and present fairly in all material respects the consolidated financial position and results of operations of the Issuer and its consolidated subsidiaries as of the respective dates and for the respective periods indicated. The pro forma financial statements and related notes included in the

Offering Circular (w) comply with the S-X Requirements and all other rules and guidelines of the Commission with respect to pro forma financial statements, (x) present fairly in all material respects the pro forma financial position, results of operations and cash flow of the Issuer and its consolidated subsidiaries as of the dates and for the periods indicated, after giving effect to the Transactions, (y) have been prepared on a basis consistent with the Financial Statements, except for the pro forma adjustments specified therein, and (z) are based on good faith, reasonable estimates and assumptions of the Issuer. The summary pro forma financial information included in the Offering Circular have been derived from such pro forma financial statements and present fairly in all material respects the pro forma consolidated financial position and results of operations of the Issuer and its consolidated subsidiaries as of the respective dates and for the respective periods indicated. All other financial and statistical data included in the Offering Circular are fairly and accurately presented in all material respects. Deloitte & Touche LLP were independent public accountants with respect to the Issuer and the Subsidiaries for fiscal years 1996 through 1999, and Andersen LLP are independent public accountants with respect to the Issuer and the Subsidiaries for fiscal years 2000 and 2001.

          (y) Subsequent to the respective dates as of which information is given in the Offering Circular, except as disclosed in the Offering Circular,
(i) neither the Issuer nor any of the Subsidiaries has incurred any liabilities, direct or contingent, that are material, singly or in the aggregate, to any of them, or has entered into any material transactions not in the ordinary course of business, (ii) there has not been any decrease in the capital stock or any increase in long-term indebtedness or any material increase in short-term indebtedness of any of them, or any payment of or declaration to pay any dividends or any other distribution with respect to any of them, and (iii) there has not been any material adverse change in the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Issuer and the Subsidiaries taken as a whole (each of clauses (i), (ii) and (iii), a "Material Adverse Change").

          (z) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act (i) has imposed (or has informed the Issuer or any Guarantor that it is considering imposing) any condition (financial or otherwise) on the Issuer's or any Guarantor's retaining any rating assigned to the Issuer or any Guarantor or any securities of the Issuer or any Guarantor, or (ii) has indicated to the Issuer or any Guarantor that it is considering (A) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned, or (B) any change in the outlook for any rating of the Issuer or any Guarantor or any securities of the Issuer or any Guarantor.

          (aa) Immediately following the Closing, after giving effect to the Transactions, (i) the present fair salable value of the assets of each of the Issuer and the Subsidiaries will exceed the amount that will be required to be paid on or in respect of the then existing debts and other liabilities (including contingent liabilities) of such Person as they become absolute and matured and (ii) none of the Issuer or the Subsidiaries will have unreasonably small capital to carry out its businesses as conducted or as proposed to be conducted. None of the Issuer or the Subsidiaries intends to, or believes that it will, incur debts beyond its ability to pay such debts as they mature.

          (bb) Neither the Issuer nor anyone acting on its behalf has (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, any of the Securities or (iii) except as disclosed in the Offering Circular, paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Issuer.

          (cc) Without limiting clause (o) above, no registration under the Act, and no qualification of the Indenture under the TIA is required for the sale of the Securities to the Initial Purchasers as contemplated hereby or for the Exempt Resales, assuming (i) that the purchasers in the Exempt Resales are Eligible Initial Purchasers, (ii) the accuracy of each Initial Purchaser's representations contained herein regarding the absence of general solicitation in connection with the sale of the Securities to the Initial Purchasers and in the Exempt Resales, and (iii) the accuracy of the representations made by each Accredited Investor who purchases the Securities pursuant to an Exempt Resale as set forth in the letters of representation in the form of Annex A to the Offering Circular. No form of general solicitation or general advertising was used by the Issuer or any of its affiliates or any of its representatives in connection with the offer and sale of any of the Securities and or in connection with Exempt Resales. No securities of the same class as any of the Securities have been offered, issued or sold by the Issuer or any of its affiliates within the six-month period immediately prior to the date hereof.

          (dd) Neither the Issuer nor any of its "Affiliates" is a "party in interest" or a "disqualified person" with respect to any employee benefit plans, other than employee benefit plans maintained by, contributed to or sponsored by the Issuer or any of its Affiliates. No condition exists or event or transaction has occurred in connection with any employee benefit plan that could result in the Issuer or any such "Affiliate" incurring any liability, fine or penalty that could, singly or in the aggregate, have a Material Adverse Effect. With respect to any employee pension benefit plan that is subject to Title IV of the Employee Retirement Income Act of 1974, as amended, or the rules and regulations promulgated thereunder ("ERISA"), (i) the fair market value of the assets of such employee pension benefit plan equals or exceeds the present value of the liabilities of such pension plan (as determined in accordance with the actuarial methods and assumptions set forth in the latest actuarial report for such employee pension benefit plan), except where the failure to so equal or exceed would not, singly or in the aggregate, have a Material Adverse Effect and (ii) there exists no accumulated funding deficiency which could, singly or in the aggregate, have a Material Adverse Effect. The terms "employee benefit plan," "employee pension benefit plan," and "party in interest" shall have the meanings assigned to such terms in Section 3 of ERISA. The term "Affiliate" shall have the meaning assigned to such term in Section 407(d)(7) of ERISA, and the term "disqualified person" shall have the meaning assigned to such term in section 4975 of the Internal Revenue Code of 1986, as amended, or the rules, regulations and published interpretations promulgated thereunder (collectively the "Code").

          (ee) None of the Transactions will violate or result in a violation of Section 7 of the Exchange Act (including, without limitation, Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System). None of the Issuer or the Subsidiaries is subject to regulation, or shall become subject to regulation upon the consummation of the Transactions, under the Investment Company Act of 1940, as amended, and the rules and regulations and interpretations promulgated thereunder, or any Federal or state statute or regulation limiting its ability to incur or assume indebtedness for borrowed money.

          (ff) None of the Issuer or the Subsidiaries has dealt with any broker, finder, commission agent or other person (other than the Initial Purchasers) in connection with the Offering and none of the Issuer or the Subsidiaries is under any obligation to pay any broker's fee or commission in connection with the Offering (other than as disclosed in the Offering Circular).

          (gg) None of the Issuer or the Subsidiaries is engaged in any unfair labor practice. Except as disclosed in the Offering Circular, there is (i) no unfair labor practice complaint or other proceeding pending or, to the knowledge of any of the Issuer or the Subsidiaries, threatened against any of the Issuer or the Subsidiaries before the National Labor Relations Board or any state, local or foreign labor relations board or any industrial tribunal, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending or threatened, (ii) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of any of the Issuer or the Subsidiaries, threatened against any of the Issuer or the Subsidiaries, and
(iii) no union representation question existing with respect to the employees of any of the Issuer or the Subsidiaries, and, to any of the Issuer or the Subsidiaries' knowledge, no union organizing activities are taking place that could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (hh) Except as disclosed in the Offering Circular and except as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Issuer and the Subsidiaries are in compliance with all applicable Environmental Laws (as defined below), (ii) the Issuer and the Subsidiaries have made all filings and provided all notices required under all Environmental Laws, have all Permits required under all Environmental Laws and are in compliance with all their requirements, (iii) there is no Environmental Claim (as defined below) pending or, to the knowledge of any of the Issuer and the Subsidiaries, threatened under any Environmental Law against any of the Issuer and the Subsidiaries or any person or entity for whom any of the Issuer and the Subsidiaries may be liable by law or contract, (iv) no Lien has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by any of the Issuer and the Subsidiaries, (v) none of the Issuer and the Subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or any comparable state law, (vi) no property or facility of any of the Issuer and the Subsidiaries is listed or proposed for listing on the National Priorities List under CERCLA or listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority and (vii) there are no past, present or, to the knowledge of any of the Issuer and the Subsidiaries, foreseeable actions, activities, conditions, events, incidents or circumstances that could form the basis for any Environmental Claim in the future.

          "Environmental Law" means any Applicable Laws relating to pollution or protection of the environmental or health or safety or any chemical, material or substance that is subject to regulation thereunder. "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, notices of responsibility, information requests, Liens, communications and notices of noncompliance or violation, investigations or Proceedings relating in any way to any Environmental Law.

          (ii) No representation or warranty made by any of the Issuer or the Subsidiaries in any of the Operative Documents was or will be, when made, inaccurate, untrue or incorrect in any material respect.

          (jj) The statistical and market-related data included in the Offering Circular are based on or derived from sources, including the Issuer's own business experience, which the Issuer and the Guarantors believe to be reliable and accurate in all material respects.

          (kk) (i) The security interests and pledges in the Collateral securing the obligations under the Notes and the Guarantees on the Closing Date, excluding Excluded Assets (the "Closing Date Collateral"), as of the Closing Date, are valid and perfected and, to the best knowledge of the Issuer, constitute first priority security interests in such Closing Date Collateral and are legal, valid and enforceable Liens on all of the right, title and interest of the Grantors in the Collateral, and (ii) the Collateral, excluding the Excluded Assets is subject to no other Liens other than Permitted Liens.

     7. Representations and Warranties of the Initial Purchasers. Each of the Initial Purchasers, severally and not jointly, represents and warrants, as of the date hereof and as of the Closing Date, that:

          (a)   It is a QIB.

          (b) It (i) is not acquiring the Units with a view to any distribution thereof that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (ii) will be soliciting offers for the Units only from, and will be reoffering and reselling the Units only to (A) persons in the United States whom it reasonably believes to be QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A, or (B) a limited number of Accredited Investors that execute and deliver to the Issuer and the Initial Purchasers a letter containing certain representations and agreements in the form attached as Annex A to the Offering Circular.

          (c) No form of general solicitation or general advertising in violation of the Act has been or will be used by the Initial Purchasers or any of its representatives in connection with the offer and sale of any of the Units.

          (d) In connection with the Exempt Resales, it will solicit offers to buy the Units only from, and will offer and sell the Units only to, Eligible Initial Purchasers who in purchasing such Units, will be deemed to have represented and agreed that (i) such Eligible Initial Purchaser understands and acknowledges that the Units have not been registered under the Act or any other applicable securities law, and that the Units are being offered for resale in transactions not requiring registration under the Act or any other securities law, including sales pursuant to Rule 144A under the Act, and may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Act or any other applicable securities law, pursuant to an exemption therefrom (in each case in compliance with the conditions for transfer set forth below); (ii) such Eligible Initial Purchaser is not an "affiliate" (as defined in Rule 144 under the Act) of the Issuer or acting on behalf of the Issuer; (iii) if such Eligible Initial Purchaser is a QIB that it is aware that any sale of the Units to it is being made in reliance on Rule 144A and such acquisition will be for its own account or for the account of another QIB; (iv) if such Eligible Initial Purchaser is an Accredited Investor or, if the Units are to be purchased for one or more accounts ("investor accounts") which are Accredited Investors and for which it is acting as fiduciary or agent, that in the normal course of its business, it invests in or purchases securities similar to the Units and it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing any of the Units and it is aware that it (or an investor account) may be required to bear the economic risk of an investment in the Units for an indefinite period of time and it (or such account) is able to bear such risk for an indefinite period of time; (v) that such Eligible Initial Purchaser, by its acceptance of the Units, will offer, sell or otherwise transfer such Units, prior to the date that is two years (or such shorter period that may hereafter be provided under Rule 144(k) as permitting resales of restricted securities by non-affiliates without restriction) after the later of the original issue date of the Units and the last date on which the Issuer or any affiliate of the Issuer was the owner of the Units (or any predecessor of the Units) only (A) to the Issuer, (B) pursuant to a registration statement which has been declared effective under the Act, (C) for so long as the Units are eligible for resale pursuant to Rule 144A under the Act, to a person who the seller reasonably believes is a QIB that purchases for its own account or the account of a QIB to whom notice is given that the transfer is being made in reliance on Rule 144A, (D) pursuant to offers and sales to foreign persons that occur in offshore transactions and without directed selling efforts within the meanings of such terms as defined in Regulation S under the Act, (E) to an institutional "accredited investor" within the meaning of Rule 501 (a)(1), (2), (3) or (7) under the Act that is purchasing the Units for its own account or the account of such an institutional "accredited investor," for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Act or
(F) pursuant to another available exemption from the registration requirements of the Act, subject to the Issuer's and the Trustee's right prior to any such offer, sale or transfer to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to each of them, and in each of the foregoing cases, a certificate of transfer in the form appearing on the Units is completed and delivered by the transferor to the trustee and in each case in accordance with applicable securities laws of any U.S. state or any other applicable jurisdiction; and (vi) that such Eligible Initial Purchaser will deliver to each person to whom it transfers any Units a notice substantially to the effect of the resale restrictions set forth in clause (v) above.

          (e) It has all requisite power and authority to enter into, deliver and perform its obligations under each of this Agreement, the Note Registration Rights Agreement and the Warrant Registration Rights Agreement and each of this Agreement, the Note Registration Rights Agreement and the Warrant Registration Rights Agreement has been duly and validly authorized by it.

     8.   Indemnification.

          (a) The Issuer and each Guarantor agree to, jointly and severally, without limitation as to time, indemnify and hold harmless each Initial Purchaser and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) any Initial Purchaser (any of such persons being hereinafter referred to as a "controlling person"), and the respective officers, directors, partners, employees, representatives and agents of each Initial Purchaser and any such controlling person (collectively, the "Purchaser Indemnified Parties"), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys' fees) and expenses (including, without limitation, costs and expenses incurred in connection with investigating, preparing, pursuing or defending against any of the foregoing) (collectively, "Losses"), as incurred, directly or indirectly caused by, related to, based upon, arising out of or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Circular or the Offering Circular (or any amendment or supplement thereto), or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that neither the Issuer nor any Guarantor shall be liable to any Purchaser Indemnified Party for any Losses that are based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to such Initial Purchaser furnished in writing to the Issuer by such Initial Purchaser specifically for inclusion in the Preliminary Offering Circular or the Offering Circular. The parties hereto agree that the only information furnished in writing to the Issuer by the Initial Purchasers specifically for inclusion in the Preliminary Offering Circular or the Offering Circular is the Furnished Information. The Issuer shall notify the Initial Purchasers promptly of the institution, threat or assertion of any Proceeding of which the Issuer or any Subsidiary is aware in connection with the matters addressed by this Agreement which involves the Issuer, any of the Subsidiaries or any of the Purchaser Indemnified Parties.

          (b) If any Proceeding shall be brought or asserted against any person entitled to indemnification hereunder (an "Indemnified Party"), such Indemnified Party shall give prompt written notice to the indemnifying party; provided, that the failure to so notify the indemnifying parties shall not relieve the indemnifying parties from any obligation or liability except to the extent (but only to the extent) that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal) that the indemnifying party has been prejudiced materially by such failure.

          Neither the Issuer nor any of the Subsidiaries shall consent to entry of any judgment in or enter into any settlement of any pending or threatened Proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Party is a party thereto) unless such judgment or settlement includes, as an unconditional term thereof, the giving by the claimant or plaintiff to each Indemnified Party of a release, in form and substance satisfactory to the Initial Purchasers, from all Losses that may arise from such Proceeding or the subject matter thereof (whether or not any Indemnified Party is a party thereto).

          (c) Each Initial Purchaser severally agrees to indemnify and hold harmless each of the Issuer and the Subsidiaries, and the respective officers, directors, partners, employees, representatives and agents of the Issuer and the Subsidiaries to the same extent as the foregoing indemnity from the Issuer to each of the Purchaser Indemnified Parties stated in

Section 8(a), but only with respect to Losses that are caused by an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to such Initial Purchaser furnished in writing to the Issuer by such Initial Purchaser specifically for inclusion in the Preliminary Offering Circular or the Offering Circular. The parties hereto agree that the only information furnished in writing to the Issuer by the Initial Purchasers specifically for inclusion in the Preliminary Offering Circular or the Offering Circular is the Furnished Information. Notwithstanding the foregoing, any liability of an Initial Purchaser hereunder shall be limited to an amount not to exceed the excess of the aggregate gross proceeds received by such Initial Purchaser from the sale of the Units over the aggregate price at which such Initial Purchaser purchased the Units from the Issuer.

          (d) If the indemnification provided for in this Section 8 is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless for any Losses in respect of which this Section 8 would otherwise apply by its terms (other than by reason of exceptions provided in this Section
8), then each indemnifying party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Subsidiaries, on the one hand, and the Initial Purchasers, on the other hand, from the Offering or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer and the Subsidiaries, on the one hand, and the Initial Purchasers, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Issuer and the Subsidiaries, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Issuer, and the total discounts and commissions received by the Initial Purchasers, bear to the total price of the Units in Exempt Resales as set forth on the cover page of the Offering Circular. The relative fault of the Issuer and the Subsidiaries, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuer or any Subsidiary, on the one hand, or the Initial Purchasers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an Indemnified Party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any Proceeding, to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 8 was available to such party.

          Each party hereto agrees that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 8(d), no Initial Purchaser shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the Units purchased by it exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e)  The indemnity and contribution agreements contained in this
Section 8 are in addition to any liability that the Issuer and the Subsidiaries or the Initial Purchasers may otherwise have to the Indemnified Parties.

     9.   Conditions.

          (a) The obligation of the Initial Purchasers to purchase the Units under this Agreement is subject to the satisfaction or waiver of each of the following conditions:

               (i) (A) All the representations and warranties of the Issuer and the Guarantors in this Agreement shall be true and correct in all material respects (other than representations and warranties with a Material Adverse Effect qualifier or other materiality qualifier, which shall be true and correct as written) at and as of the Closing Date after giving effect to the Transactions with the same force and effect as if made on and as of such date. On or prior to the Closing Date, each of the Issuer and the Subsidiaries and, to the knowledge of each of the Issuer and the Subsidiaries, each other party to the Operative Documents (other than the Initial Purchasers) shall have performed or complied in all material respects with all of the agreements and satisfied in all material respects all conditions on their respective parts to be performed, complied with or satisfied pursuant to the Operative Documents.

                      (B) The Preliminary Offering Circular as of its date did not, and the Offering Circular, as of its date did not and as of the Closing Date does not, and each supplement or amendment thereto as of its date did not, contain any untrue statement of a material fact or omit to state any material fact (except, in the case of the Preliminary Offering Circular, for pricing terms, other financial terms intentionally left blank and other changes in the structure of the transaction described in the Preliminary Offering Circular which arose after the date of the Preliminary Offering Circular) necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the foregoing shall not apply to any statements or omissions made in reliance on and in conformity with the Furnished Information.

               (ii) The Offering Circular shall have been printed and copies made available to the Initial Purchasers not later than 12:00 noon, New York City time, on the first Business Day following the date of this Agreement or at such later date and time as the Initial Purchasers may approve.

               (iii) No injunction, restraining order or order of any nature by a Governmental Authority shall have been issued as of the Closing Date that would prevent or interfere with the consummation of any of the Transactions; and no stop order suspending the qualification or exemption from qualification of any of the Securities in any jurisdiction shall have been issued and no Proceeding for that purpose shall have been commenced or be pending or contemplated as of the Closing Date.

               (iv) No action shall have been taken and no Applicable Law shall have been enacted, adopted or issued that would, as of the Closing Date, prevent the consummation of any of the Transactions. No Proceeding shall be pending or threatened other than Proceedings that (A) if adversely determined could not, singly or in the aggregate, adversely affect the issuance or marketability of the Securities and (B) could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

               (v) Since the date as of which information is given in the Offering Circular, there shall not have been any Material Adverse Change.

               (vi) The Units, the Notes and the Warrants shall have been designated PORTAL securities in accordance with the rules and regulations adopted by the NASD relating to trading in the PORTAL market, and the Notes shall have received a rating of B and B3 from Standard & Poor's Corporation and Moody's Investors Services, Inc., respectively.

               (vii) On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Issuer or any securities of the Issuer (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any adverse change, nor shall any notice have been given of any potential or intended adverse change, in the outlook for any rating of the Issuer or any securities of the Issuer by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to any of the Notes than that on which the Notes were marketed.

               (viii) The Initial Purchasers shall have received on the Closing Date (A) a certificate dated the Closing Date, signed by (1) the Chief Executive Officer, and (2) the principal financial or accounting officer of the Issuer and each of the Guarantors, on behalf of the Issuer and each of the Guarantors, and not as an individual, (x) confirming the matters set forth in paragraphs (i),
(iii), (iv), (v), (vii) and (xiii) of this Section 9(a), (B) a certificate, dated the Closing Date, signed by the Secretary of the Issuer and the Guarantors, on behalf of the Issuer and the Guarantors, and not as an individual, certifying such matters as the Initial Purchasers may reasonably request, and (C) a certificate of solvency, dated the Closing Date, signed by the principal financial or accounting officer of the Issuer and the Guarantors substantially in the form previously approved by the Initial Purchasers.

               (ix)   The Initial Purchasers shall have received:

                      (A) (1) an opinion of Greenberg Traurig, LLP, counsel to the Issuer, dated the Closing Date, in substantially the form of Exhibit A hereto, and (2) such other legal opinions of Greenberg Traurig, LLP, counsel to the Issuer, dated the Closing Date, as the Initial Purchasers or their counsel may reasonably request, related to the enforceability of the Security Documents and the creation, validity and perfection of the liens granted under the

Security Documents (including, without limitation, as to the authorization by the Grantors of the filing of financing statements, the financing statements being in appropriate form for filing and each Grantor being a registered organization under the applicable Uniform Commercial Code);

                      (B) (1) an opinion of Charles H. McCrea, Esq., general counsel to the Issuer, dated the Closing Date, in the form of Exhibit B hereto, and (2) such other legal opinions of Charles H. McCrea, Esq., general counsel to the Issuer, dated the Closing Date, as the Initial Purchasers or their counsel may reasonably request, related to the enforceability of the Security Documents and the creation, validity and perfection of the liens granted under the Security Documents (including, without limitation, as to the authorization by the Grantors of the filing of financing statements, the financing statements being in appropriate form for filing and each Grantor being a registered organization under the applicable Uniform Commercial Code);

                      (C) such other legal opinions of local counsel to the Issuer, dated the Closing Date, as the Initial Purchasers or their counsel may reasonably request, related to the enforceability of the Security Documents and the creation, validity and perfection of the liens granted under the Security Documents (including, without limitation, as to the authorization by the Grantors of the filing of financing statements, the financing statements being in appropriate form for filing and each Grantor being a registered organization under the applicable Uniform Commercial Code); and

                      (D) an opinion, dated the Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP, in form and substance reasonably satisfactory to the Initial Purchasers covering such matters as are customarily covered in such opinions.

               (x)    The Initial Purchasers shall have received:

                      (A) with respect to fiscal years 1996 through 1999, from Deloitte & Touche LLP, independent public accountants with respect to the Issuer and the Subsidiaries for fiscal years 1996 through 1999, (1) a customary comfort letter, dated the date of the Offering Circular, in form and substance reasonably satisfactory to the Initial Purchasers, with respect to the financial statements and the financial information contained in the Offering Circular as of and for such fiscal years and any periods therein, and (2) a customary comfort letter, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, to the effect that Deloitte & Touche LLP reaffirms the statements made by it in the letter furnished pursuant to clause
(1) of this paragraph (A), except that the specified date referred to shall be a date not more than five days prior to the Closing Date, and

                      (B) with respect to fiscal years 2000 and 2001, from Andersen LLP, independent public accountants with respect to the Issuer and the Subsidiaries for fiscal years 2000 and 2001, (1) a customary comfort letter, dated the date of the Offering Circular, in form and substance reasonably satisfactory to the Initial Purchasers, with respect to the financial statements and the financial information contained in the Offering Circular as of and for such fiscal years and any periods therein, and (2) a customary comfort letter, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, to the effect that Andersen LLP reaffirms the statements made by it in the letter furnished pursuant to clause (1) of this paragraph (B), except that the specified date referred to shall be a date not more than five days prior to the Closing Date.

               (xi) The Operative Documents shall have been executed and delivered by all parties thereto and the Initial Purchasers shall have received a fully executed original of each Operative Document relating to the Offering.

               (xii) The Initial Purchasers shall have received copies of all opinions, certificates, letters and other documents delivered under or in connection with the Transactions.

               (xiii) Each of the Transactions shall have been consummated on terms that conform to the description thereof in the Offering Circular. The terms of each Operative Document shall conform in all material respects to the description thereof in the Offering Circular.

               (xiv) The Initial Purchasers shall have received copies of duly executed payoff letters, UCC-3 termination statements, mortgage releases, intellectual property releases and other collateral releases and terminations, each in form and substance satisfactory to the Initial Purchasers evidencing, as the case may be, (A) the repayment of all outstanding borrowings under the Existing Credit Facility; (B) the termination of the Existing Credit Facility and of each other agreement and instrument relating to such borrowings and any other Indebtedness secured by the Collateral; and (C) the release of each item of Collateral securing such Indebtedness and the termination of all Liens created thereunder, and each such payoff letter, release and termination shall be in full force and effect.

               (xv) The Collateral Agent shall have received (A) executed copies of each UCC-1 financing statement signed by the Issuer and each Grantor, naming the Collateral Agent as a secured party and filed in such jurisdictions as the Initial Purchasers may reasonably require; (B) bailee letters and landlord waivers, in form and substance reasonably satisfactory to the Initial Purchasers, executed by the Issuer or the appropriate Grantors for delivery to each of the Persons specified in the Security Documents as holding Collateral; and (C) any other documents required to be delivered to the Collateral Agent pursuant to the Security Documents.

               (xvi) Counsel to the Initial Purchasers shall have been furnished with such documents as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 9 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

               (xvii) The Issuer shall have furnished to the Initial Purchasers the Security Documents duly executed by the respective Grantors party thereto, together with:

                      (A) proper financing statements, each in the form to be filed on the Closing Date under the Uniform Commercial Code of all jurisdictions that may be deemed necessary or desirable in order to perfect the liens created by the Security Documents, covering the Collateral and naming the Collateral Agent as secured party, which financing statements shall be so filed on the Closing Date;

                      (B) proper instruments to be filed in the U.S. Patent and Trademark Office that may be deemed necessary or desirable in order to perfect the liens granted on patents and trademarks which liens have been created by the Security Documents;

                      (C) contemplated requests for information and lien search results, listing all effective financing statements filed as of a recent date in the jurisdictions referred to in the prior subparagraph that name the Issuer or the Guarantors as debtor, together with copies of such financing statements (none of which shall cover the Collateral described in the Security Documents; and

                      (D) reasonable evidence that all other actions necessary to perfect and protect the Liens created by the Security Documents have been taken.

          (b) The obligations of the Issuer and the Guarantors to sell the Securities under this Agreement is subject to the satisfaction or waiver of each of the following conditions:

               (i) The Initial Purchasers shall have delivered payment to the Issuer for the Units pursuant to Sections 2 and 4 of this Agreement.

               (ii) All of the representations and warranties of the Initial Purchasers in this Agreement shall be true and correct in all material respects at and as of the Closing Date, with the same force and effect as if made on and as of such date.

               (iii) No injunction, restraining order or order of any nature by a Governmental Authority shall have been issued as of the Closing Date that would prevent or interfere with the issuance and sale of the Securities; and no stop order suspending the qualification or exemption from qualification of any of the Securities in any jurisdiction shall have been issued and no Proceeding for that purpose shall have been commenced or be pending or contemplated as of the Closing Date.

     10. Termination. The Initial Purchasers may terminate this Agreement at any time prior to the Closing Date by written notice to the Issuer and the Guarantors if any of the following has occurred:

          (a) since the date as of which information is given in the Offering Circular, any material adverse effect or development involving a prospective adverse effect on the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise), of any of the Issuer and the Subsidiaries, whether or not arising in the ordinary course of business, that could, in the Initial Purchasers' judgment, (i) make it impracticable or inadvisable to proceed with the Offering or delivery of the Securities on the terms and in the manner contemplated in the Offering Circular or (ii) materially impair the investment quality of any of the Notes;

          (b) the failure of the Issuer and the Guarantors to satisfy the conditions contained in Section 9(a) hereof on or prior to the third Business Day following the date of this Agreement;

          (c) any outbreak or escalation of hostilities or other national or international calamity or crisis or material adverse change in economic conditions in or the financial markets of the United States or elsewhere, if the effect of such outbreak, escalation, calamity, crisis or material adverse change in the economic conditions in or in the financial markets of the United States or elsewhere could make it, in the Initial Purchasers' judgment, impracticable or inadvisable to market or proceed with the Offering or delivery of the Securities on the terms and in the manner contemplated in the Offering Circular or to enforce contracts for the sale of any of the Securities;

          (d) the suspension or limitation of trading generally in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or any setting of limitations on prices for securities on any such exchange or on the Nasdaq National Market;

          (e) the enactment, publication, decree or other promulgation after the date hereof of any Applicable Law that in the Initial Purchasers' opinion materially and adversely affects, or could materially and adversely affect, the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of any of the Issuer and the Subsidiaries;

          (f) any securities of the Issuer shall have been downgraded or placed on any "watch list" for possible downgrading by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 431(g)(2) under the Act; or

          (g) the declaration of a banking moratorium by any Governmental Authority; or the taking of any action by any Governmental Authority after the date hereof in respect of its monetary or fiscal affairs that in the Initial Purchasers' opinion could have a material adverse effect on the financial markets in the United States or elsewhere.

     The indemnities and contribution and expense reimbursement provisions and other agreements, representations and warranties of the Issuer and the Guarantors set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Initial Purchaser, (ii) acceptance of any of the Securities, and payment for them hereunder, and (iii) any termination of this Agreement. Without limiting the foregoing, notwithstanding any termination of this Agreement, the Issuer and the Guarantors shall be jointly and severally liable (i) for all expenses that they have agreed to pay pursuant to Section 5(f) hereof, and (ii) pursuant to
Section 8 hereof.

     11. Default by Initial Purchaser. If either Initial Purchaser shall fail or refuse to purchase the Units that it has agreed to purchase under this Agreement on the Closing Date and arrangements for purchase of such Units are not made within 36 hours of such default, this Agreement shall terminate without liability on the part of the Issuer, except as otherwise provided in Section 10 hereof, or the non-defaulting Initial Purchaser. Nothing herein shall relieve the defaulting Initial Purchaser from liability for its default.

     12.  Miscellaneous.

          (a) Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Issuer or any Guarantor, to 920 Pilot Road, Las Vegas, NV 89119, Attention: General Counsel, with a copy to Greenberg Traurig, LLP, 2450 Colorado Avenue, Suite 400 East, Santa Monica, CA 90404,
Attention: Mark R. Moskowitz, Esq. and (ii) if to the Initial Purchasers, to Jefferies & Company, Inc., 11100 Santa Monica Boulevard, Los Angeles, California 90025, Attention: Jerry M. Gluck, Esq., with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Suite 3400, Los Angeles, California 90071, Attention: Nicholas P. Saggese, Esq. (provided, that any notice pursuant to Section 8 hereof will be mailed, delivered, telegraphed or telecopied and confirmed to the party to be notified and its counsel), or in any case to such other address as the person to be notified may have requested in writing.

          (b) This Agreement has been and is made solely for the benefit of and shall be binding upon the Issuer, the Initial Purchasers and, to the extent provided in Section 8 hereof, the controlling persons, officers, directors, partners, employees, representatives and agents referred to in Section 8 and their respective heirs, executors, administrators, successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Securities from the Initial Purchasers merely because of such purchase. Notwithstanding the foregoing, it is expressly understood and agreed that each purchaser who purchases Securities from the Initial Purchasers is intended to be a beneficiary of the Issuer's covenants contained in the Note Registration Rights Agreement and the Warrant Registration Rights Agreement to the same extent as if the Securities were sold and those covenants were made directly to such purchaser by the Issuer, and each such purchaser shall have the right to take action against the Issuer to enforce, and obtain damages for any breach of, those covenants.

          (c) This Agreement shall be construed and interpreted, and the rights of the parties shall be determined in accordance with the laws of the State of New York, including without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Laws and New York Civil Practice Laws and Rules 327(b). The Issuer hereby irrevocably submits to the jurisdiction of any New York state court sitting in the Borough of Manhattan in the City of New York or any Federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to this Agreement, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts. The Issuer irrevocably waives, to the fullest extent it may effectively do so under applicable law, trial by jury and any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceedings brought in such court has been brought in an inconvenient forum. The Issuer irrevocably consents, to the fullest extent it may effectively do so under applicable law, to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Issuer at the address set forth herein, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of the Initial Purchasers to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Issuer in any other jurisdiction.

          (d) This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

          (e) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (f) If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

          (g) This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by each of the signatories hereto.

                       [Signature pages follow this page]

          Please confirm that the foregoing correctly sets forth the agreement among the Issuer and the Subsidiaries and the Initial Purchasers.


                                               Very truly yours,


                                               MIKOHN GAMING CORPORATION

                                               By:    ____________________
                                               Name:  ____________________
                                               Title: ____________________


                                               CASINO EXCITEMENT, INC.

                                               By:    ____________________
                                               Name:  ____________________
                                               Title: ____________________


                                               GAMES OF NEVADA, INC.

                                               By:    ____________________
                                               Name:  ____________________
                                               Title: ____________________


                                               MGC, INC.

                                               By:    ____________________
                                               Name:  ____________________
                                               Title: ____________________


                                               MIKOHN INTERNATIONAL, INC.

                                               By:    ____________________
                                               Name:  ____________________
                                               Title: ____________________

                                               MIKOHN NEVADA

                                               By:    ____________________
                                               Name:  ____________________
                                               Title: ____________________

                                               PROGRESSIVE GAMES, INC.

                                               By:    ____________________
                                               Name:  ____________________
                                               Title: ____________________


Accepted and Agreed to:

JEFFERIES & COMPANY, INC.

By:    ____________________
Name:  ____________________
Title: ____________________


CIBC WORLD MARKETS CORP.

By:    ____________________
Name:  ____________________
Title: ____________________

                                                                    Schedule A-1
                                                                    ------------
                                  GUARANTORS

                                           State / Country of
Name                                         Incorporation
----                                         -------------


Casino Excitement, Inc.                          Nevada
Games of Nevada, Inc.                            Nevada
MGC, Inc.                                        Nevada
Mikohn International, Inc.                       Nevada
Mikohn Nevada                                    Nevada
Progressive Games, Inc.                         Delaware

                                 Schedule A-1

                                                                     Schedule B
                                                                     ----------

                                 SUBSIDIARIES


                                                     State / Country of
                                                        Incorporation
Name                                                    -------------
----

Casino Excitement, Inc.                                     Nevada
Games of Nevada, Inc.                                       Nevada
MGC, Inc.                                                   Nevada
Mikohn Europe, BV                                      The Netherlands
Mikohn Foreign Sales Corporation                           Barbados
Mikohn International, Inc.                                  Nevada
Mikohn Nevada                                               Nevada
Mikohn South America, SA (99.7% shareholder)                 Peru
Mikohn Australasia Pty. Ltd.                              Australia
Progressive Games, Inc.                                    Delaware

                                 Schedule B-1

                                                                      SCHEDULE C
                                                                      ----------


           Initial Purchasers                        Number of Units
------------------------------------------------------------------------

Jefferies & Company, Inc........................         73,500
CIBC World Markets Corp.........................         31,500
   Total........................................        105,000
                                                        =======

                                 Schedule C-1

                                                                       EXHIBIT A
                                                                       ---------
                   FORM OF OPINION OF GREENBERG TRAURIG, LLP

                                 Schedule A-1

                                                                       EXHIBIT B
                                                                       ---------
                       FORM OF OPINION OF COMPANY COUNSEL

                                 Schedule B-1

                                   EXHIBIT A

                            SCHEDULE OF EXCEPTIONS

                            SCHEDULE OF EXCEPTIONS

     This Schedule of Exceptions is an itemization by Mikohn Gaming Corporation,
          ----------------------
a Nevada corporation (the "Issuer") of those matters which constitute exceptions to the items set forth in the Purchase Agreement, dated as of August 15, 2001 (the "Purchase Agreement") by and among the Issuer and the Initial Purchasers (as defined therein). Unless otherwise noted herein, any capitalized term in this Schedule of Exceptions shall have the same meaning assigned to such term in
     ----------------------
the Purchase Agreement. The inclusion of any item herein shall not be deemed to be an admission of any obligation or liability to any third party. Disclosures made under the heading of one section may apply to or augment disclosures under one or more other sections, if applicable, and where expressly indicated. Section headings are provided herein for convenience only. Where the terms of a contract or other disclosure item have been summarized or described in this Schedule of Exceptions, such summary or description does not purport to be a
----------------------
complete statement of the material terms of such contract or other item.



Schedule of Exceptions to Purchase
Agreement dated as of August 15, 2001

                                 Schedule 6(d)
                                 -------------

          (a) Issuer owns 99.7% of the issued and outstanding shares of Mikohn South America, S.A.

          (b) As of the date of the Purchase Agreement, the Issuer had outstanding warrants to purchase 910,000 shares of its common stock, of which warrants to purchase 410,000 shares were exercisable. The exercise prices of the warrants range from $4.56 to $9.13 per share, subject to adjustment. As of the date of the Purchase Agreement, options to purchase a total of 2,693,840 shares of the Issuer's common stock were outstanding, of which options to purchase 1,195,922 shares were exercisable. The exercise prices of the vested options range from $2.75 to $17.75 per share, subject to adjustment.

          (c) Immediately following the Closing, the Issuer will hold a 50% ownership interest in Mikohn Australasia Pty. Ltd.




Schedule of Exceptions to Purchase
Agreement dated as of August 15, 2001

                                 Schedule 6(f)
                                 -------------

Certain registrations may be required: (i) under the Note Registration Rights Agreement and the Warrant Registration Rights Agreement; (ii) under outstanding warrants to purchase 910,000 shares of the Issuer's common stock, of which warrants to purchase 410,000 shares are exercisable as of the date of the Purchase Agreement; and (iii) with respect to the 1,500,000 shares of the Issuer's common stock issued on August 10, 2001 in the private placement described under "Offering Circular Summary - Recent Developments" in the Offering Circular.


Schedule of Exceptions to Purchase
Agreement dated as of August 15, 2001